UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2007
SUTURA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25548 (Commission File Number)	84-1001269 (IRS Employer Identification No.)

17080 Newhope Street, Fountain Valley, California		92708
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 437-9801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”), contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Item 1.01. Entry into a Material Definitive Agreement
     To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this Item 1.01.
     Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     To the extent required by Item 2.03 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this Item 2.03.
     Item 3.02. Unregistered Sales of Equity Securities
     To the extent required by Item 3.02 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this Item 3.02.
     Item 8.01. Other Events
     On September 21, 2007, the Registrant completed the private placement of $1,000,000 aggregate principal amount of Convertible Promissory Notes (the “Notes”) with certain affiliates of Whitebox Advisors, LLC. The form of the Notes is filed as an exhibit to this Current Report and, upon such filing, is hereby incorporated by reference into this Item 8.01.
     The Notes bear interest from the date hereof at the rate of eight percent (8%) per annum. Interest only is payable in cash or in stock quarterly in arrears on the last day of each calendar quarter, beginning December 31, 2007. On September 21, 2008, the remaining outstanding principal balance of the Notes will be due and payable in cash, together with all then-accrued but unpaid interest. Registrant has no right of early prepayment on the Notes.
     At the election of Whitebox, all or any portion of the outstanding principal amount of the Notes, together with any accrued but unpaid interest on the Notes, may be converted into Registrant’s capital stock. The conversion rate of the Notes shall initially be $0.07. Notwithstanding anything to the contrary contained in the Notes, the number of shares of Common Stock that may be acquired by a payee upon any conversion of any Note shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owed by any payee and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the payee’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock of the Registrant (including for such purpose the shares of Common Stock issuable upon such conversion or payment). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     Registrant has entered into prior debt and equity financings with affiliates of Whitebox Advisors, LLC (the “Prior Whitebox Financings”) as disclosed by Registrant in its reports filed with the SEC under the Exchange Act.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of business acquired.
Not applicable
(b)	Pro forma financial information.
Not applicable
Exhibit Index
(c)	Exhibits.
10.1	Form of Convertible Promissory Note, dated September 21, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTURA, INC. (Registrant)
Date: September 25, 2007	/s/ David Teckman
David Teckman
President and Chief Executive Officer